As filed with the Securities and Exchange Commission on July 20, 2026
No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Magnolia Oil & Gas Corporation
(Exact name of registrant as specified in its charter)
Delaware	81-5365682
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Nine Greenway Plaza, Suite 1300
Houston, Texas 77046
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy D. Yang
Executive Vice President, Chief Legal and Commercial Officer, Corporate Secretary and Land
Nine Greenway Plaza, Suite 1300
Houston, Texas 77046
(713) 842-9050

Copies to:
Michael W. Rigdon, P.C.
Kirkland & Ellis LLP
609 Main Street, Suite 4700
Houston, Texas 77002
(713) 836-3600
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
Magnolia Oil & Gas Corporation
Class A Common Stock
Preferred Stock
Warrants
Units
We may offer and sell the securities listed above, from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide specific terms of the securities to be sold and the methods by which we will sell them in one or more supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the methods and terms of the offering.
These securities may be offered and sold to or through one or more underwriters, dealers and agents or directly to purchasers or through a combination of these methods, on a continuous or delayed basis. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.
Our Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”) is listed on The New York Stock Exchange (“NYSE”) under the symbol “MGY.”
Investing in our securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained on page 4 of this prospectus, as well as any risk factors contained in any applicable prospectus supplement hereto and the documents incorporated by reference herein and therein.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 20, 2026

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities described in this prospectus.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as additional information incorporated by reference herein and described under the heading “Where You Can Find More Information” before you invest in our securities. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
We have not authorized anyone to provide you with different information. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities other than the securities described in such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information included in this prospectus, any applicable prospectus supplement, or the documents incorporated by reference herein or therein, are accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus, before making an investment decision.
Because we are a well-known seasoned issuer, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), we may add to and offer additional securities, including secondary securities, by filing a prospectus supplement or term sheet with the SEC at the time of the offer.
When used in this prospectus, except where the context otherwise requires, references to “Magnolia,” “we,” “us,” “our” and the “Company” refer to Magnolia Oil & Gas Corporation and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.magnoliaoilgas.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. We may use the “Investors” section of our website to communicate with investors. It is possible that the financial and other information posted there could be deemed to be material information. Information contained on, or that is or becomes accessible through, our website does not constitute a part of this prospectus. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the prospectus until we have terminated the offerings of all of the securities to which this prospectus relates (in each case, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):
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our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 12, 2026;

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 24, 2026;

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the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 3, 2017, and Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2025, including any amendments or reports filed for the purpose of updating the description of our common stock;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 7, 2026; and

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our Current Reports on Form 8-K filed with the SEC on May 8, 2026, July 20, 2026 and July 20, 2026.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Magnolia Oil & Gas Corporation
Nine Greenway Plaza, Suite 1300
Houston, Texas 77046
(713) 842-9050
Attention: Timothy D. Yang
Executive Vice President, Chief Legal and Commercial Officer, Corporate Secretary and Land

OUR COMPANY
Magnolia is an independent oil and natural gas company engaged in the acquisition, development, exploration, and production of oil, natural gas, and natural gas liquids (“NGLs”) reserves that operates in one reportable segment located in the United States. Our oil and natural gas properties are located primarily in the Karnes and Giddings areas in South Texas, where we primarily target the Eagle Ford Shale and the Austin Chalk formations. Magnolia’s objective is to generate stock market value over the long term through consistent organic production growth, high full cycle operating margins, an efficient capital program with short economic paybacks, significant free cash flow after capital expenditures and effective reinvestment of free cash flow. Our allocation of capital prioritizes reinvesting in our business to achieve moderate and predictable annual volume growth balanced with returning capital to our shareholders through dividends and share repurchases.
Magnolia’s business model prioritizes prudent and disciplined capital allocation, free cash flow, and financial stability. Our ongoing plan is to spend within cash flow on drilling and completing wells while maintaining low financial leverage. Our gradual and measured approach toward the development of the Giddings area has created operating efficiencies leading to higher production.
Shares of our Class A Common Stock trade on the NYSE under the ticker symbol “MGY.” Our principal executive offices are located at Nine Greenway Plaza, Suite 1300, Houston, Texas 77046, and our telephone number is (713) 842-9050. We maintain a website at www.magnoliaoilgas.com. Information contained on, or accessible through, our website is not incorporated by reference in this prospectus.

RISK FACTORS
Investing in our securities described herein involves risk. We urge you to carefully consider the risk factors described in our most recent Annual Report on Form 10-K and any updates in our subsequent Quarterly Reports on Form 10-Q, together with any other SEC filings that are incorporated by reference in this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of our securities, as well as the information relating to us identified herein in “Cautionary Statement Regarding Forward-Looking Statements,” before making an investment decision. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance. See the section entitled “Where You Can Find More Information” in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated by reference in this prospectus, including, without limitation, statements regarding the Company’s future financial position, business strategy, budgets, projected revenues, projected costs, and plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “could,” “expect,” “intend,” “project,” “estimate,” “anticipate,” “plan,” “believe,” or “continue” or similar terminology. Although Magnolia believes that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, assumptions about:
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legislative, regulatory, or policy changes, including those following the change in presidential administrations;

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the market prices of oil, natural gas, NGLs, and other products or services;

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the supply and demand for oil, natural gas, NGLs, and other products or services, including impacts of actions taken by OPEC and other state-controlled oil companies;

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production and reserve levels;

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the timing and extent of the Company’s success in discovering, developing, producing and estimating reserves;

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geopolitical and business conditions in key regions of the world;

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drilling risks;

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economic and competitive conditions;

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the availability of capital resources;

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capital expenditures and other contractual obligations;

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weather conditions;

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inflation rates;

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the availability of goods and services;

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cybersecurity threats, including increased use of artificial intelligence technologies;

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the occurrence of property acquisitions or divestitures;

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the integration of acquisitions; and

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the securities or capital markets and related risks such as general credit, liquidity, market, and interest-rate risks.

All of Magnolia’s forward-looking information is subject to risks and uncertainties that could cause actual results to differ materially from the results expected. Although it is not possible to identify all factors, these risks and uncertainties include the risk factors and the timing of any of those risk factors identified in the reports that the Company has filed and may file with the SEC, including the Company’s Annual Report on Form 10-K for the period ended December 31, 2025.
All forward-looking statements in this prospectus, any prospectus supplement and the documents incorporated herein or therein are made as of the date on its cover page, and any forward-looking statements incorporated by reference herein or therein are made as of the date of the document incorporated by reference. Except as may be required by applicable law, we undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future developments or otherwise.

All forward-looking statements, expressed or implied, included in this prospectus, any prospectus supplement and the documents incorporated herein or therein are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

USE OF PROCEEDS
Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus. Pending any specific application, we may initially invest funds in short-term marketable securities or money-market investments, as well as apply them to the reduction of short-term indebtedness.

PLAN OF DISTRIBUTION
We may sell the securities offered hereby in and outside the United States (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents or (4) through a combination of any of these methods.
The specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, for any securities offered hereunder will be identified in a prospectus supplement. The prospectus supplement will include the following information:
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the terms of the offering;

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the names of any underwriters, dealers or agents;

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the name or names of any managing underwriter or underwriters;

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the purchase price or initial public offering price of the securities;

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the net proceeds from the sale of the securities;

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any delayed delivery arrangements;

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any underwriting discounts, commissions and other items constituting compensation to the underwriters, dealers or agents;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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the anticipated date of delivery of the securities.

Sale through Underwriters or Dealers
If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
At-the-Market Offerings
If we reach an agreement with an underwriter on a placement, including the number of shares of Class A Common Stock to be offered in the placement and any minimum price below which sales may not be made, such underwriter would agree to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to try to sell such shares on such terms. Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the NYSE, the existing trading market for our Class A Common Stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our Class A Common Stock, the amounts underwritten, and the nature of its obligations to take our Class A Common Stock will be described in the applicable prospectus supplement.
Direct Sales and Sales through Agents
We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
Remarketing
We may offer and sell any of the offered securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.
Derivative Transactions
We may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information
We may have agreements with the remarketing firms, agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.
Each series of offered securities, other than the Class A Common Stock, which is listed on the NYSE, will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our offered securities will develop.

DESCRIPTION OF CAPITAL STOCK
The following summary of certain material provisions of our common stock and Preferred Stock does not purport to be complete. You should refer to our Second Amended and Restated Certificate of Incorporation (the “Charter”) and our Bylaws, which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by reference to the provisions of the Delaware General Corporation Law (“DGCL”).
Our Charter authorizes the issuance of 1,300,000,000 shares of Class A Common Stock, 225,000,000 shares of Class B Common Stock (“Class B Common Stock”), 20,000,000 shares of Class F Common Stock (“Class F Common Stock” and together with Class A Common Stock and Class B Common Stock, “Common Stock”), and 1,000,000 shares of Preferred Stock (“Preferred Stock”), each par value $0.0001 per share.
As of July 16, 2026, there were 183,705,434 shares of Class A Common Stock issued and outstanding and no shares of Class B Common Stock or Class F Common Stock issued and outstanding.
Class A Common Stock
Holders of Class A Common Stock vote together as a single class with holders of Class B Common Stock on all matters properly submitted to a vote of the holders of our common stock. Unless specified in our Charter or Bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of the shares of common stock that are voted is required to approve any such matter voted on by our stockholders (other than the election of directors). Directors are elected by a plurality of the votes cast by holders of our common stock in person or represented by proxy at meetings held for the election of directors. Subject to applicable law and the rights, if any, of the holders of any outstanding series of our Preferred Stock, the holders of shares of Class A Common Stock shall be entitled to receive such dividends and other distributions when, as and if declared thereon by our board of directors (the “Board”) from time to time out of any of our assets or funds legally available therefor and shall share equally on a per share basis in such dividends and distributions. If dividends are declared on Class A Common Stock that are payable in shares of Class A Common Stock, or securities convertible or exercisable into or exchangeable or redeemable for Class A Common Stock, the dividends payable to the holders of Class A Common Stock will be paid only in shares of Class A Common Stock (or securities convertible or exercisable into or exchangeable or redeemable for Class A Common Stock), and such dividends will be paid in the same number of shares (or fraction thereof) on a per share basis of the Class A Common Stock (or securities convertible or exercisable into or exchangeable or redeemable for the same number of shares (or fraction thereof) on a per share basis of the Class A Common Stock).
In the event of our liquidation, dissolution or winding up, holders of our Class A Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for our Preferred Stock, if any. Holders of our Class A Common Stock have no preferences or rights of conversion, exchange, preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to our Class A Common Stock.
Preferred Stock
The Charter provides that shares of Preferred Stock may be issued from time to time in one or more series. The Board will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Board may, without stockholder approval, issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the Board to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management. The Company has no Preferred Stock outstanding at the date hereof. You should refer to the prospectus supplement relating to a particular issue of the Preferred Stock for the terms and information related to such shares.

Certain Anti-Takeover Provisions of Delaware Law
Section 203 of the DGCL
We are subject to the provisions of Section 203 of the DGCL. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
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a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

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an affiliate of an interested stockholder; or

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an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:
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the Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

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after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

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on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our authorized but unissued common stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Written Consent by Stockholders
Except as may be otherwise provided for or fixed pursuant to our Charter (including any Preferred Stock designation) relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by our stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders; provided, however, any action required or permitted to be taken by the stockholders of the Company that is approved in advance by the Board may be effected without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, is or are signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
Special Meeting of Stockholders
Our Bylaws provide that special meetings of our stockholders may be called only by a majority vote of our Board, by our Chief Executive Officer or by our Chairman of the Board.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the secretary of the Company at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein.

Our Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Exclusive Forum
The Charter provides that a stockholder bringing a claim subject to Article X of the Charter will be required to bring that claim in the Court of Chancery of the State of Delaware, subject to the Court of Chancery having personal jurisdiction over the defendants.
Transfer Agent
The transfer agent for our Class A Common Stock is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our Common Stock, Preferred Stock or any combination thereof (“Warrants”). Warrants may be issued independently or together with our securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of Warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of Warrants. The warrant agent will act solely as our agent in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Warrants or beneficial owners of Warrants. The following summary of certain provisions of the Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.
You should refer to the prospectus supplement relating to a particular issue of Warrants for the terms of and information relating to the Warrants, including, where applicable:
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the number of securities purchasable upon exercise of the Warrants and the price at which such securities may be purchased upon exercise of the Warrants;

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the date on which the right to exercise the Warrants commences and the date on which such right expires (the “Expiration Date”);

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the United States federal income tax consequences applicable to the Warrants;

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the amount of the Warrants outstanding as of the most recent practicable date; and

•
any other terms of the Warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each Warrant will entitle its holder to purchase such number of securities at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the Warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised Warrants will become void. The place or places where, and the manner in which, Warrants may be exercised will be specified in the prospectus supplement relating to such Warrants.
Prior to the exercise of any Warrants, holders of the Warrants will not have any of the rights of holders of securities, including the right to receive payments of any dividends on the securities purchasable upon exercise of the Warrants, or to exercise any applicable right to vote.

DESCRIPTION OF UNITS
We may issue units of securities consisting of one or more of the following securities: Common Stock, Preferred Stock, Warrants or any combination thereof (“Units”). We may evidence each series of Units issued by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. You should read the particular terms of these documents, which will be described in more detail in the applicable prospectus supplement.
If we offer any Units, certain terms of that series of Units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•
the title of the series of Units;

•
identification and description of the separate constituent securities comprising the Units;

•
the price or prices at which the Units will be issued;

•
the date, if any, on and after which the constituent securities comprising the Units will be separately transferable;

•
if appropriate, a discussion of material United States federal income tax considerations; and

•
any other terms of the Units and their constituent securities.

LEGAL MATTERS
Certain legal matters in connection with the securities offered hereby will be passed upon for us by Kirkland & Ellis LLP, Houston, Texas.

EXPERTS
The consolidated financial statements of Magnolia Oil & Gas Corporation as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audited consolidated financial statements of WildFire Energy I LLC as of and for the years ended December 31, 2025 and 2024 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.
The information incorporated by reference in this Registration Statement regarding estimated quantities of proved reserves of our assets, the future net revenues from those reserves and their present value as of December 31, 2025 is based on the proved reserve report prepared by Miller and Lents, Ltd., our independent petroleum engineers. These estimates are incorporated by reference in this Registration Statement in reliance upon the authority of such firm as an expert in these matters.
The information incorporated by reference in this Registration Statement regarding estimated quantities of proved reserves of WildFire Energy I LLC, the future net revenues from those reserves and their present value as of December 31, 2025 is based on the proved reserves report prepared by Netherland, Sewell & Associates, Inc., WildFire Energy I LLC’s independent petroleum engineers. These estimates are incorporated by reference in this Registration Statement in reliance upon the authority of such firm as an expert in these matters.

Part II
Information Not Required in Prospectus
Item 14.   Other Expenses of Issuance and Distribution.
Set forth below are the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby and payable by us. With the exception of the SEC registration fee, the amounts set forth below are estimates.
SEC registration fee	$	*
Printing and engraving expenses		**
Fees and expenses of legal counsel		**
Accounting fees and expenses		**
Transfer agent and registrar fees		**
Miscellaneous		**
Total	$	**

*
Deferred in reliance on Rule 456(b) and 457(r) under the Securities Act.

**
Estimated expenses are not presently known.

Item 15.   Indemnification of Directors and Officers.
Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.
Our Charter provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Charter provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.
Our Bylaws permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. In addition, we have entered into indemnification agreements with each of our officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 16.   Exhibits and Financial Statement Schedules.
(a)   Exhibits.
Exhibit Index
Exhibit No.	Description
1.1*	Form of Underwriting Agreement
4.1	Second Amended and Restated Certificate of Incorporation of the Company, dated as of July 31, 2018 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 6, 2018)
4.2	Bylaws of the Company (incorporated herein by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 filed with the SEC April 17, 2017)
4.3	Specimen Class A Common Stock Certificate (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 filed with the SEC on April 17, 2017)
4.4	Description of Securities Registered Under Section 12 of the Securities Exchange Act of 1934, as amended (incorporated by reference to Exhibit 4.6 to the Company’s Annual Report on Form 10-K, filed with the SEC on February 26, 2020)
4.5*	Form of Certificate of Designations for Preferred Stock
4.6*	Form of Warrant Agreement (including form of Warrant Certificate)
4.7*	Form of Unit Agreement (including form of Unit Certificate)
5.1**	Opinion of Kirkland & Ellis LLP
23.1**	Consent of KPMG LLP
23.2**	Consent of Grant Thornton LLP
23.3**	Consent of Miller and Lents, Ltd.
23.4**	Consent of Netherland, Sewell & Associates, Inc
23.5**	Consent of Kirkland & Ellis LLP (included in their opinion filed as Exhibit 5.1)
24.1**	Powers of Attorney (included on signature page)
107**	Filing Fee Table

*
To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**
Filed herewith.

†
Certain of the schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(a)
to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)
that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)
to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d)
that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(e)
that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)
any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 20, 2026.
Magnolia Oil & Gas Corporation
By:
/s/ Christopher Stavros

Name:  Christopher Stavros
Title:   Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Christopher Stavros, Timothy Yang, Brian Corales and Marina Kitikar, or any of them, each with power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, or cause to be filed the same, with all exhibits hereto, and other documents in connection therewith or in connection with the registration of the securities under the Securities Act, with the SEC, granting unto each said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby qualifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Each person whose signature appears below may at any time revoke this power of attorney as to himself or herself only by an instrument in writing specifying that this power of attorney is revoked as to him or her as of the date of execution of such instrument or at a subsequent specified date. This power of attorney shall be revoked automatically with respect to any person whose signature appears below effective on the date he or she ceases to be a member of the Board or an officer of the Company. Any revocation hereof shall not void or otherwise affect any acts performed by any attorney-in-fact and agent named herein pursuant to this power of attorney prior to the effective date of such revocation.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below as of July 20, 2026.
/s/ Christopher Stavros Christopher Stavros	President, Chief Executive Officer and Chairman (Principal Executive Officer)
/s/ Brian Corales Brian Corales	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Dan F. Smith Dan F. Smith	Lead Independent Director
/s/ Arcilia C. Acosta Arcilia C. Acosta	Director
/s/ Edward P. Djerejian Edward P. Djerejian	Director
/s/ David M. Khani David M. Khani	Director
/s/ James R. Larson James R. Larson	Director
/s/ R. Lewis Ropp R. Lewis Ropp	Director
/s/ Shandell M. Szabo Shandell M. Szabo	Director